ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of 30th day of June, 2012 (the “Effective Date”), by and between The Bolcan Group, LLC, a Utah limited liability company (“Seller”), and Bolcan Mining Corporation, a Nevada corporation (“Buyer”). Seller and Buyer may be referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A.         This Agreement provides for the acquisition by Buyer of all of the assets currently owned by Seller, consisting of the property listed on Exhibit A hereto and described more fully below (collectively, the “Assets”), on the terms and conditions hereinafter provided.

B.         Buyer is desirous of purchasing the Assets from Seller.

C.         Buyer also is willing to assume certain liabilities of the Seller, consisting of and limited to those liabilities listed on Exhibit B hereto and described more fully below (collectively, the “Liabilities”), on the terms and conditions hereafter provided.

D.         The Parties have negotiated (a) the purchase and sale of the Assets, and (b) the assumption of the Liabilities, such transactions to be subject to the terms and conditions specified in this Agreement.

AGREEMENT

NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of (a) the mutual representations, covenants, obligations and agreements hereinafter set forth and (b) the mutual benefit to the Parties to be derived here from, it is hereby agreed as follows.

1.       Sale and Purchase of Assets; Assumption of Liabilities.

1.1.         Pursuant to the terms and conditions of this Agreement, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Assets listed on Exhibit A hereto.

1.2.         Pursuant to the terms and conditions of this Agreement, Buyer hereby agrees to assume the Liabilities of Seller listed on Exhibit B hereto. Buyer and Seller understand, acknowledge, and agree that the Liabilities listed on Exhibit B are all of the currently existing liabilities of the Seller, and that it is the intention of the Parties that the Buyer assumes all of the current and known liabilities of the Seller, which are those listed on Exhibit B. By signing below, Buyer understands, acknowledges, and agrees to be fully responsible for all Liabilities that are listed, and Seller understands, acknowledges, and agrees that Buyer shall not be responsible for any liabilities not listed on Exhibit B (“Unlisted Liabilities”), whether known or unknown, and irrespective of whether such Unlisted Liabilities currently exist or arise at any time in the future.

2.       Purchase Price. Buyer agrees to pay to Seller the following:

2.1. A payment of $ 1,000 (One Thousand Dollars), which constitutes the full purchase price of the Assets, to be paid in cash no later than five (5) business days after closing.

3.       Effective Date and Closing. The closing of this transaction shall take place upon execution of this Agreement, and shall be effective as of the end of business on the Effective Date (the “Closing”‘). At Closing, Seller shall execute and deliver to Buyer an assignment conveying title to the Assets to Buyer. In addition, the Parties agree to execute such additional documents as shall be reasonably necessary, from time to time, to consummate the transactions contemplated by this Agreement.

4.       Representations of Seller. In order to induce Buyer to enter into this Agreement, Seller makes the following representations and warranties to Buyer:

4.1.         Enforceability. This Agreement and all other agreements of Seller contemplated hereby are or, upon the execution and delivery thereof will be, valid and binding obligations of the Seller, enforceable against it in accordance with their terms.

4.2.         Ownership of Assets. Seller is the lawful owner of the Assets and has the legal right to transfer ownership of all Assets transferred hereunder. The Assets are being transferred to Buyer free from all liens and encumbrances. Seller further agrees to defend against any and all adverse claims or demands in connection with the ownership or transfer of the Assets, provided, however, that Seller and Buyer respectively agree that the maximum aggregate amount of Seller’s defense obligation pursuant to this Agreement shall be strictly limited to $5,000 (Five Thousand Dollars).

5.       Assumption of Liabilities. In order to induce Buyer to enter into this Agreement,
Seller makes the following representations and warranties to Buyer:

5.1.         Assumption. By signing below, Seller agrees to maintain responsibility for any and all Unlisted Liabilities, pursuant to their particular terms, conditions, and requirements.

6.       Indemnification. Buyer agrees to indemnify and hold Seller harmless from any and all liabilities, claims and causes of action arising after the Closing in connection with (a) the purchase of the Assets, or (b) the assumption by Buyer of the Liabilities, provided, however, that Seller and Buyer respectively agree that the maximum aggregate amount of Buyer’s indemnification obligation pursuant to this Agreement shall be strictly limited to $ 10,000 (Ten Thousand Dollars).

7.       Other Covenants and Obligations.

7.1.         Transfer Taxes. Buyer shall be responsible for payment of all sales taxes, fees or other assessments associated with the transfer of the Assets, if any.

8.       Miscellaneous.

8.1.         Time is of the essence in performance of any obligation hereunder.

8.2.         All negotiations, understandings, representations and preliminary agreements are merged herein. The Parties intend this document to be the final and exclusive expression of their agreement. This Agreement may not be modified, amended or revoked except in writing signed by all the Parties hereto. The signature page of each counterpart may be detached from such counterpart and attached to a single document which shall for all purposes be treated as an original. Transmittal and receipt of facsimile signatures on the signature page to this Agreement shall be binding on the Parties hereto. In the event this Agreement is signed via facsimile, each Party agrees to promptly deliver to the other Party the originally signed document via regular mail or overnight delivery.

8.3.         This Agreement shall be governed, interpreted and construed by the laws of the State of Utah.

8.4.         This Agreement shall apply to, inure to the benefit of and bind all Parties hereto, their assigns, heirs, personal representatives and other successors.

8.5.         It is expressly agreed that the terms, covenants and conditions of this Agreement shall survive any legal act or conveyance required under this Agreement.

8.6.         The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.7.         Each Party to this Agreement executes the Agreement on its own behalf and not as agent for any other person.

8.8.         The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be constructed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, Seller and Buyer have caused this Asset Purchase Agreement to be duly executed effective as of the Effective Date.

BUYER:

BOLCAN MINING CORPORATION
a Nevada corporation

By:	/s/ Michael Stanford
Michael Stanford
President and CEO

By:	/s/ Michael Christiansen
Michael Christiansen
Executive Vice President

SELLER:

THE BOLCAN GROUP, LLC
a Utah limited liability company

By :	/s/ Michael Stanford
Michael Stanford
Manager and Sole Member

EXHIBIT A

LIST OF ASSETS

ASSETS

Chase Bank Acct # 991920604	$15,926.84
2011 Ford Explorer, net cost	27,213.36

TOTAL ASSETS	$43.140.20

EXHIBIT B

LIST OF LIABILITIES ASSUMED

LIABILITIES
Accounts Payable:
Durham Jones & Pinegar	$10,649.00
CFO Advantage Consulting, LC	2,592.50
Charlie’s Automotive	1,626.90
Total Accounts Payable	$14,868.40

Advances Payable-BMC	$27,887.00
Advances Payable-Investors	155,000.00
Advances Payable-Founder	18,775.75

TOTAL LIABILITIES	$214.904.25